ACCOUNTANTS' CONSENT


         We consent to the use of our report dated February 12, 1996 accompanying the financial statements and Form 10-K of ZEVEX International, Inc., and Subsidiary as of December 31, 1995, for the purpose of filing with the Securities and Exchange Commission.

                                                     /s/ Nielsen, Grimmett & Co.

March 25, 1998
Salt Lake City, Utah